UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 5, 2007

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-100351	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2007, TriMas Corporation (the “Corporation”) issued a press release (the “Press Release”) announcing the appointment of Jeff Paulsen as Group President, Energy and Industrial Specialties Groups effective January 2, 2007. Under the terms of his employment, Mr. Paulsen will receive an annual base salary of $350,000.00, and will be eligible to participate in the Corporation’s Annual Value Creation Plan with a target award of 70% of his base compensation.  Mr. Paulsen currently may be entitled to participate in the 2002 Long Term Equity Incentive Plan, and conditionally, may become eligible to participate in the 2006 Long Term Equity Incentive Plan. He also will be eligible for the executive automobile allowance plan, reimbursement of an appropriate club membership and will participate in the TriMas Executive Severance/Change of Control Policy.

The Press Release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)            Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	January 5, 2007	By:	/s/ Grant H. Beard
		Name:	Grant H. Beard
		Title:	Chief Executive Officer